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                [Mid-States Appraisal Services, Inc. Letterhead]



December 17, 2001

                                CONSENT OF EXPERT

We consent to the inclusion of our Complete Appraisal in Summary Report Format dated June 30, 2001, as part of Soybean Processors, LLC's Registration Statement on Form S-4, and to the reference to our firm therein.

MID-STATES APPRAISAL SERVICES, INC.


Signed: /s/ Dennis E. Vogan
          Dennis E. Vogan, President
          Certified General Appraiser